SUBSCRIPTION AGREEMENT

The undersigned has received and read the Regulation A – Tier 2 Offering Circular dated ___________________ ("Offering"), pursuant to which, Emaginos, Inc., a Virginia corporation ("Company"), is offering for sale to the undersigned, shares of the Company's $0.0001 par value common stock at a purchase price of $0.25 USD per share ("Offered Shares"). The terms used and not defined in this Subscription Agreement have the meanings specified for such terms in the Offering.

(a) The undersigned has adequate means of providing for his or her current needs and possible personal contingencies, and he or she has no need in the foreseeable future to sell the Offered Shares. The undersigned is able to accommodate the economic risks of the undersigned’s signature purchased of Offered Shares, and the undersigned has sufficient net worth to sustain a loss of his or her investment in the Company, or a portion thereof, in the event of such loss should occur.

(b) The undersigned has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Company.

(c) The undersigned confirms that all documents, records and books, pertaining to his or her proposed investment in the Company have been made available to the undersigned.

(d) The undersigned has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on the Company's behalf, concerning the terms and conditions of his or her proposed investment in the Company, and all such questions have been answered to the complete satisfaction of the undersigned.

(e) The Offered Shares will be acquired by the undersigned for his or her own account for investment purposes.
(f)  The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings.
(g) The undersigned represents that it has been called to his or her attention by those provisions of the Offering and by those persons with whom the undersigned has dealt in connection with his or her proposed investment in the Company, that the Company has a history of limited operation and no earnings and that the undersigned proposed investment in the Company involves significant risks which may result in the loss of that investment, or a portion thereof.

(h) The undersigned has received no representations or warranties in making his or her investment decision.

(i) The undersigned acknowledges and agrees that the Company has made available to the undersigned or his or her personal advisors the opportunity to obtain appropriate information to evaluate the merits and risks of an investment in the Company.

(j) The undersigned understands that neither the Securities and Exchange Commission nor any Securities Administrator or similar person of any state or province has made any finding or determination relating to the fairness of any purchase of the Offered Shares and that neither the Securities and Exchange Commission nor any Securities Administrator or similar person of any state or province has or will recommend or endorse a purchase of the Offered Shares.

(k) The undersigned hereby represents and warrants that the undersigned's total purchase of Offered Shares shall not exceed 10% of the undersigned's net worth.

(l) By initialing where indicated and appropriate below, the undersigned hereby represents and warrants that the undersigned is an "Accredited Investor," as defined by the provisions of Rule 501 of Regulation D promulgated pursuant to the Act, and falls within one of the following categories:

(1) ______ (Initials)	The undersigned is a director or executive officer of the Company, or any (Initials) director, executive, executive officer, or general partner of a general partner of the Company; or
(2) ______ (Initials)	The undersigned is a natural person whose individual net worth, or joint net worth with the undersigned's spouse, at the time of his or her purchase exceeds $1,000,000.00 USD; or

(3) ______ (Initials)
The undersigned is a natural person who had an individual income in excess of $200,000.00 USD in each of the most recent years or joint income with the undersigned's spouse in excess of $300,000.00 USD in each of those years and has a reasonable expectation of having the same income level in the current year; or

(4) ______ (Initials)
The undersigned is a trust, with total assets in excess of $5,000,000.00 USD, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Regulation 230. 504(b)(2)(ii) promulgated pursuant to the Act; or

(5) ______ (Initials)	The undersigned is an entity in which all of the equity owners are accredited Investors.

4. Indemnification. The undersigned acknowledges that he or she understands the meaning and legal consequences of the representations, warranties, and covenants specified in Paragraph 3 of this Subscription Agreement and that the Company has relied on such representations, warranties and covenants, and the undersigned hereby agrees to indemnify and hold harmless the Company, and its officers, directors, controlling persons, agents, attorneys, accountants, and employees, from any and all loss, damage or liability due to, or occurring because of, a breach of any such representation, warranty, or covenant.

5. Subsequent Registration of Offered Shares. The undersigned has no right to require that the Offered Shares be registered pursuant to the provisions of the Act, or otherwise. The undersigned further acknowledges and agrees that the Company has no obligation to assist the undersigned in obtaining any exemption from any registration requirements imposed by applicable law. The undersigned also acknowledges and agrees that he or she shall be responsible for compliance with all conditions on transfer imposed by a Securities Administrator or similar person of any state, province or territory.

6. Limitation on Transfer of Offered Shares. The undersigned acknowledges and agrees that he or she is aware that there are substantial restrictions on the transferability of the Offered Shares. Because the Offered Shares will not be registered pursuant to the provisions of the Act (unless the undersigned exercises his or her right to require such registration), the undersigned agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Offered Shares unless such sale is exempt from such registration pursuant to the provisions of the Act or unless the Offered Shares are registered pursuant to the Act. The undersigned further acknowledges and agrees that the Company has no obligation to assist the undersigned in obtaining any exemption from any registration requirements imposed by applicable law. The undersigned also acknowledges and agrees that he or she shall be responsible for compliance with all conditions on transfer imposed by a Securities Administrator of any state, province or territory and for any expenses incurred by the Company for legal and accounting services in connection with reviewing such a proposed transfer and issuing opinions in connection therewith.

7. Compliance with Act. The undersigned understands and agrees that the following restrictions and limitations are applicable to his or her purchase and any sale, transfer, assignment, pledge, hypothecation or other disposition of Offered Shares pursuant to Section 4(2) of the Act and Rule 504 of Regulation D promulgated pursuant thereto:

(a) The undersigned agrees that the Offered Shares shall not be sold, pledged, hypothecated or otherwise disposed of unless the Offered Shares are registered pursuant to the Act and applicable state or other applicable securities laws or are exempt there from.

8. Financial Information. The undersigned has previously been furnished an Offered Questionnaire which has been completed and executed by the undersigned and the information contained therein remains true and correct in material aspects.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

OFFEREE QUESTIONNAIRE

Emaginos, Inc., a Virginia corporation ("Company") will use the responses to this questionnaire to qualify prospective investors for purposes of federal and state securities laws.

If the answer to any question below is "none" or "not applicable," please so indicate.

Your answers will be kept confidential at all times. However, by signing this questionnaire, you agree that the Company may present this questionnaire to any person, as it deems appropriate to establish the availability of exemptions from registration pursuant to state and federal securities laws.

PART I. INDIVIDUAL INVESTORS

Investors that are not individuals (that is, are corporations, partnerships, trusts, etc.) should start at PART II.

1. Name (as it should appear on stock certificate):

_____________________________________________________________________________

2. Residence address: ____________________________________________________________

______________________________________________________________________________

3. Home telephone: _____________________ Cell Phone: ______________________________

4. Fax number: ________________________ Email: ___________________________________

5. Date of birth: ______________________ Social security number: ______________________

 6. United States citizen: ___ Yes ___ No   If no, country of citizenship: ____________________

7. Occupation: _________________________________. Number of years: _________________

8. Present employer: _____________________________________________________________

9. Position/Title: ________________________________________________________________

10. Business address: ____________________________________________________________

______________________________________________________________________________

11. Business telephone: ______________________ Business fax: ________________________

12. Please specify each state and foreign country in which you have maintained your principal residence during the past three years, and the dates during which you resided in each:

______________________________________________________________________________

______________________________________________________________________________

13. Are you registered to vote in, or do you have a driver's license issued by, or do you maintain a residence in any other state or country? ___ Yes___ No If yes, in which state and countries?

______________________________________________________________________________

14. Do you reasonably expect that either your own income from all sources during the current year will exceed $200,000 USD or the joint income of you and your spouse (if married) from all sources during the current year will exceed $300,000 USD? ___ Yes ___ No If no, please specify the amount:

$___________________________________________________________________

15. Percentage of your income (as shown above) anticipated to be derived from sources other than salary:

____________________________________________________________________

16. Was your yearly income from all sources during each of the last two years in excess of $200,000 USD or was the joint income of you and your spouse (if married) from all sources during each of those years in excess of $300.000 USD?

____ Yes _____ No

If no, please specify the amount for last year: $_____________ and the year before: $__________________________

17. Will your net worth as of the date you purchase the Offered Shares, together with the net worth of your spouse, be in excess of $1 million?  ___ Yes ___ No If no, please specify the amount:

$_____________________________________________________________________

18. Please describe your educational background and degrees obtained, if any: ______________

_____________________________________________________________________________

19. If you have any existing personal or business relationship with the Company or any of its officers, directors or controlling persons, please describe the nature and duration of each relationship:

______________________________________________________________________________

______________________________________________________________________________

20. Please describe in reasonable detail the nature and extent of your business, financial and investment experience that you believe gives you the capacity to evaluate the merits and risks of the proposed investment and the capacity to protect your interests:  _______________________

______________________________________________________________________________

21. Are you purchasing the Offered Shares for your own account and for investment purposes only?  ____ Yes ____ No

If no, please specify for whom you are investing and the reason for investing:

______________________________________________________________________________

22. Indicate type of ownership in which securities will be held:

____ Individual
____ Tenants in common
____ Joint tenancy with rights of survivorship (husband and wife only)
____ Community property
____ Other (describe):

In signing below, you acknowledge that the information provided in this questionnaire is true and correct in all material respects and that you recognize that the Company and its counsel are relying on the truth and accuracy of that information in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 504 and Regulation D. You agree to notify the Company promptly of any changes in the foregoing information that occur before the investment.

Executed at _______________________________, on the _____ day of __________, 20_____.

________________________________________________
(Signature)

________________________________________________
(Print or type name)

PART II. NONINDIVIDUAL INVESTORS

Please complete this PART II only if the proposed purchase is to be made by a corporation, partnership, trust or other entity. If the investment will be made by more than one affiliated entity, please COMPLETE A COPY OF THIS QUESTIONNAIRE FOR EACH ENTITY.

1. Name (as it will appear on stock certificate): _______________________________________

_____________________________________________________________________________

2. Address of principal place of business: ____________________________________________

_____________________________________________________________________________

3.  Contact person:  ________________________ Phone: _____________ Fax: _____________

4. State of incorporation: _______________ Tax ID number: ____________________________

5. Type of entity (corporation, partnership, trust, etc.): __________________________________

6. Was this entity formed for the purpose of this investment? ____ Yes _____ No

If yes, all shareholders, partners or other equity owners must answer PART I of this Questionnaire.

7. Amount of your proposed investment: $ ___________________________________________

11. Entity's net worth at the time the securities will be purchased: $ _______________________

12. Check the appropriate paragraph to indicate which of the following accurately describes the nature of the business conducted by the investing entity:

____ Private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (namely, a U S venture capital fund that invests primarily through private placements in non-publicly traded securities and makes available, either directly or through co-investors, to the portfolio companies significant guidance concerning management, operations or business objectives);

____ A small business investment company licensed by the U.S. Small Business Administration pursuant to Section 301(c) or (d) of the Small Business Investment Act of 1958;

____ An investment company registered pursuant to the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

____ A bank as defined in Section 3(a)(2) of the Securities Act of 1933 or a savings and loan association or other institution defined in Section 3(a)(5)(A) of that Act, acting in either an individual or fiduciary capacity;

_____ An insurance company as defined in Section 2(13) of the Securities Act of 1933;

_____ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (a) whose investment decision is made by a fiduciary that is either a bank, a savings and loan association, an insurance company or a registered investment advisor or whose total assets exceed $5 million or (b) if a self-directed plan, whose investment decisions are made solely by persons who are accredited investors;

______ An organization described in Internal Revenue Code Section 501(c)(3), a corporation, a Massachusetts or similar business trust or a partnership, in each case not formed for the purpose of this investment, with total assets in excess of $5 million;

_____ An entity not located in the United States and whose equity owners are neither U.S. citizens nor U.S. residents;

______ A trust with total assets in excess of $5 million whose purchase is directed by a sophisticated person as described in Rule 504(b)(2)(ii) under the Securities Act of 1933;

_____ Other (describe): __________________________________________________________

13. Please provide information detailing the business, financial and investment experience of the entity and investment manager of the entity:

______________________________________________________________________________

______________________________________________________________________________

In signing below, you acknowledge that the information provided in this questionnaire is true and correct in all material respects and that you recognize that the Company and its counsel are relying on the truth and accuracy of that information in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 504 and Regulation D. You agree to notify the Company promptly of any changes in the foregoing information that occur before the investment.

Executed at __________________________________, on the ____ day of ________, 20 _____.

___________________________________
By: (Print or type name)

Title: ______________________________

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Amount of shares Investor subscribed for____________. Subscription Amount $ ____________

EACH SUBSCRIBER REPRESENTS THAT THE INFORMATION CONTAINED IN THIS SUBSCRIPTION AGREEMENT IS COMPLETE AND ACCURATE AND MAY BE RELIED UPON

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement and initialed the foregoing statements and executed the included questionnaire this _______ day of, _________________ 20______.

FOR INDIVIDUALS:

____________________________________
Print Name

____________________________________
Signature

NAME AND SIGNATURE OF JOINT TENANT OR TENANT IN COMMON

____________________________________
Print Name

____________________________________
Signature

FOR TRUSTS, CORPORATIONS, PARTNERSHIPS

__________________________________________________
Print Name of Entity

By: __________________________________      ____________________________________
(Signature)                                Print name (Trustee, President or General
  Partner) of person(s) having authority

AGREED TO AND ACCEPTED BY:

_____________________________
Scott Taub, CEO